Exhibit 4.1

TIME WARNER CABLE INC.,

TW NY CABLE HOLDING INC.

as Guarantor,

TIME WARNER CABLE ENTERPRISES LLC,

as Guarantor,

TIME WARNER CABLE INTERNET HOLDINGS II LLC,

as Guarantor,

and

THE BANK OF NEW YORK MELLON,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 30, 2012

Supplemental to Indenture

Dated as of April 9, 2007

TIME WARNER CABLE INC.

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE between TIME WARNER CABLE INC., a Delaware corporation (hereinafter called the “Company”), TW NY CABLE HOLDING INC., a Delaware corporation (“TW NY”), TIME WARNER CABLE ENTERPRISES LLC, a Delaware limited liability company (“TWCE”), TIME WARNER CABLE INTERNET HOLDINGS II LLC, a Delaware limited liability company (“TWCIH II”) and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation, as trustee (hereinafter called the “Trustee”), is made and entered into as of September 30, 2012.

WITNESSETH

WHEREAS, the Company, TW NY, Time Warner Entertainment Company, L.P., a Delaware limited partnership (“TWE”) and the Trustee have heretofore executed and delivered an Indenture, dated as of April 9, 2007, as amended by a First Supplemental Indenture dated as of April 9, 2007 (as so supplemented, the “Indenture”), providing for, among other things, (i) the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness (hereinafter called “Securities”) in one or more fully registered series and (ii) the guarantees of the Securities by TW NY and TWE;

WHEREAS, Section 8.01 of the Indenture provides that a Guarantor may not consolidate with or merge into any other Person unless among other things, the Person formed by such consolidation or into which such Guarantor is merged shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant of the Indenture on the part of such Guarantor to be performed or observed;

WHEREAS, Section 9.01 of the Indenture provides that the Company may enter into one or more supplemental indentures for the purpose of adding additional guarantors in respect of the Securities;

WHEREAS, the Company, TW NY, TWCE and TWCIH II have duly authorized the execution and delivery of this Second Supplemental Indenture to (a) provide for the assumption of the obligations of TWE under its Guarantee by TWCE upon consummation of the merger of TWE with and into TWCE effective as of September 30, 2012 and (b) provide for the accession of TWCIH II to the Indenture as Guarantor;

WHEREAS, this Second Supplemental Indenture is being executed pursuant to and in accordance with Section 9.01 of the Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, TW NY, TWCE and TWCIH II in accordance with its terms have been done.

NOW THEREFORE:

In consideration of the premises provided for herein, the Company, TW NY, TWCE, TWCIH II and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE ONE

INCORPORATION OF PREVIOUS DOCUMENTS

Section 101        Incorporation of Previous Documents.

This Second Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

Section 102        Definitions.

Except as otherwise expressly provided herein or unless the context otherwise requires, each capitalized term that is used in this Second Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture. The terms “hereof,” “herein,” “hereunder” and other words of similar import refer to this Second Supplemental Indenture.

Section 103        Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 104        Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this Second Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals or statements contained herein, which shall be taken as the statements of the parties hereto other than the Trustee and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 105        Counterparts

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO

SUCCESSION TO INDENTURE

Upon consummation of the merger of TWE with and into TWCE, TWCE agrees to succeed to, and be substituted for, and may exercise every right and power of, TWE under the Indenture and the Guarantees with the same effect as if TWCE had been named as a Guarantor therein. TWCE hereby assumes the performance of every covenant of the Indenture and the Guarantees on the part of TWE to be performed or observed.

ARTICLE THREE

ADDITION OF TWCIH II AS A PARTY TO THE INDENTURE

By execution of this Second Supplemental Indenture, TWCIH II agrees that it shall be a party to, and shall be subject to, bound by and entitled to the benefits of, the Indenture, as supplemented by this Second Supplemental Indenture, as a Guarantor thereunder.

ARTICLE FOUR

AGREEMENT TO GUARANTEE

TWCE and TWCIH II each hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article XIII thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

TIME WARNER CABLE INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President and Treasurer

TW NY CABLE HOLDING INC., as Guarantor

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President and Treasurer

:

TIME WARNER CABLE ENTERPRISES LLC, as Guarantor

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President and Treasurer

TIME WARNER CABLE INTERNET HOLDINGS II LLC, as Guarantor

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Beata Harvin
	Name:	Beata Harvin
	Title:	Vice President